Exhibit 99.1

FutureFuel Releases First Quarter 2018 Results

FutureFuel First Quarter Net Income of $40.4 Million

Reports Net Income of $40.4 Million or $0.92 per Diluted Share, and Adjusted EBITDA of $37.6 Million

CLAYTON, Mo., May 10, 2018 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights (all comparisons are with the first quarter of 2017)

•	Revenues were $55.7 million, up 3.0% from $54.1 million; excluding the impact of the blenders’ tax credit (“BTC”), revenues were $69.3 million, up 28.1%

•	Adjusted EBITDA was $37.6 million, up from $5.6 million; excluding the benefit of the BTC, adjusted EBITDA was $8.7 million, up 55.4%

•	Net income increased to $40.4 million, or $0.92 per diluted share, from $3.4 million, or $0.08 per diluted share, significantly benefited by the BTC

“Our first quarter results reflected an encouraging start to 2018. Absent the benefit of the 2017 Blenders’ Tax Credit, we delivered quarter on quarter growth with a record first quarter production from our biodiesel plant. Improved performance was also evident in our Chemicals segment with sustained growth in both energy and agro-chemical sectors,” said Tom McKinlay, Chief Operating Officer for FutureFuel Chemical Company.

2018 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the first quarter of 2018. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three months ended March 31,
			Dollar	%
	2018	2017	Change	Change
Revenues	$55,747	$54,111	$1,636	3.0%
Income from operations	$34,567	$3,475	$31,092	894.7%
Net income	$40,354	$3,396	$36,958	1088.3%
Earnings per common share:
Basic	$0.92	$0.08	$0.84	1050.0%
Diluted	$0.92	$0.08	$0.84	1050.0%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$361	$842	$(481)	(57.1%)
Adjusted EBITDA	$37,597	$5,569	$32,028	575.1%

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2018 increased $1,636, compared to the three months ended March 31, 2017. This increase primarily resulted from increased sales volumes and prices in the chemical and biofuels segments, mostly offset by the retroactive reinstatement of the 2017 blenders’ tax credit (BTC) passed into law on February 9, 2018.

Gross profit in the three months ended March 31, 2018 increased $31,377, compared to the three months ended March 31, 2017. This increase was primarily from the biofuel segment as the result of the BTC which expired on December 31, 2016 and was retroactively reinstated for 2017 (but, not beyond 2017) on February 9, 2018 resulting in the benefit being recognized in 2018. Also benefiting gross profit were increased sales volumes in both the chemicals and biofuels segments.

Gross profit was favorably impacted in the three months ended March 31, 2018, as compared to the prior year period, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit $331 in the three months ended March 31, 2018 and reduced gross profit $1,877 in the three months ended March 31, 2017.  This change in LIFO resulted in a lower of cost or market adjustment of $955 in the three months ended March 31, 2017 and no such adjustment was necessary in the three months ended March 31, 2018.

Gross profit was negatively impacted by the change in the unrealized and realized activity in derivative instruments with a loss of $162 in the three months ended March 31, 2018, as compared to a gain of $1,279, in the prior year period.

Net income for the three months ended March 31, 2018 increased $36,958 as compared to the same period in 2017. The increase resulted from the benefit of tax credits and incentives not in effect in the three months ended March 31, 2017 and a 14% reduction in the federal statutory tax rate. Additionally, the adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting benefited net income in the three months ended March 31, 2018, whereas this adjustment negatively impacted net income in the three months ended March 31, 2017.

Capital Expenditures

Capital expenditures and intangibles were $428 in the first three months of 2018, compared with $898 in the same period in 2017. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Three months ended March 31,
	2018	2017
Cash paid for capital expenditures and intangibles	$428	$898
Cash received as reimbursement of capital expenditures	$(67)	$(56)
Cash paid, net of reimbursement, for capital expenditures	$361	$842

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $232,572 as of March 31, 2018, compared with $235,326 as of December 31, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2017 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$135,393	$114,627
Accounts receivable, inclusive of the blenders' tax credit of $42,428 and $0 and net of allowances for bad debt of $0 and $0, at March 31, 2018 and December 31, 2017, respectively	65,082	22,138
Inventory	59,525	43,754
Marketable securities	97,179	120,699
Other current assets	7,952	9,140
Total current assets	365,131	310,358
Property, plant and equipment, net	107,395	109,735
Other assets	5,505	5,470
Total noncurrent assets	112,900	115,205
Total Assets	$478,031	$425,563
Liabilities and Stockholders’ Equity
Accounts payable	$37,617	$19,579
Dividends payable	7,874	10,498
Other current liabilities	13,326	5,204
Total current liabilities	58,817	35,281
Deferred revenue – long-term	18,370	16,522
Other noncurrent liabilities	18,551	22,164
Total noncurrent liabilities	36,921	38,686
Total liabilities	95,738	73,967
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,741,670 and 43,741,670, issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	4	4
Accumulated other comprehensive income	3,847	8,433
Additional paid in capital	282,071	281,964
Retained earnings	96,371	61,195
Total Stockholders’ Equity	382,293	351,596
Total Liabilities and Stockholders’ Equity	$478,031	$425,563

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2018	2017
Revenue	$55,747	$54,111
Cost of goods sold and distribution	18,240	47,981
Gross profit	37,507	6,130
Selling, general, and administrative expenses	1,758	1,900
Research and development expenses	1,182	755
	2,940	2,655
Income from operations	34,567	3,475
Other income, net	3,324	1,518
Income before income taxes	37,891	4,993
(Benefit)/provision for income taxes	(2,463)	1,597
Net income	$40,354	$3,396

Earnings per common share
Basic	$0.92	$0.08
Diluted	$0.92	$0.08
Weighted average shares outstanding
Basic	43,716,670	43,616,636
Diluted	43,722,194	43,622,843

Comprehensive Income
Net income	$40,354	$3,396
Other comprehensive income from unrealized net gain on available-for-sale securities	(5,818)	2,886
Income tax effect	1,232	(1,011)
Total unrealized (loss)/gain, net of tax	(4,586)	1,875
Comprehensive income	$35,768	$5,271

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2018	2017
Cash flows provided by operating activities
Net income	$40,354	$3,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,756	2,896
Amortization of deferred financing costs	36	36
Benefit for deferred income taxes	(2,388)	(1,761)
Change in fair value of derivative instruments	(1,789)	1,202
Other than temporary impairment of marketable securities	286	177
Gain on the sale of investments	(1,661)	(46)
Stock based compensation	107	477
Losses on disposals of fixed assets	5	31
Noncash interest expense	7	6
Changes in operating assets and liabilities:
Accounts receivable	(40,867)	4,511
Accounts receivable – related parties	(2,077)	(2,251)
Inventory	(15,764)	218
Income tax receivable	1,794	3,406
Prepaid expenses	254	151
Prepaid expenses – related parties	-	(11)
Accrued interest on marketable securities	25	13
Other assets	(68)	(8)
Accounts payable	16,644	(5,418)
Accounts payable – related parties	1,394	371
Accrued expenses and other current liabilities	5,000	1,385
Accrued expenses and other current liabilities – related parties	-	(142)
Deferred revenue	(208)	(451)
Other noncurrent liabilities	-	94
Net cash provided by operating activities	3,840	8,282
Cash flows from investing activities
Collateralization of derivative instruments	901	(1,223)
Purchase of marketable securities	(5,844)	(15,818)
Proceeds from the sale of marketable securities	24,921	7,884
Capital expenditures	(428)	(898)
Net cash provided by/(used in) investing activities	19,550	(10,055)
Cash flows from financing activities
Payment of dividends	(2,624)	(102,813)
Net cash used in financing activities	(2,624)	(102,813)
Net change in cash and cash equivalents	20,766	(104,586)
Cash and cash equivalents at beginning of period	114,627	199,272
Cash and cash equivalents at end of period	$135,393	$94,686

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$1

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended March 31,
	2018	2017
Adjusted EBITDA	$37,597	$5,569
Depreciation	(2,756)	(2,896)
Non-cash stock-based compensation	(107)	(477)
Interest and dividend income	1,992	1,723
Non-cash interest expense	(43)	(43)
Losses on disposal of property and equipment	(5)	(31)
Gains/(losses) on derivative instruments	(162)	1,279
Gains/(losses) on marketable securities	1,375	(131)
Income tax benefit/(expense)	2,463	(1,597)
Net income	$40,354	$3,396

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three months ended March 31,
	2018	2017
Adjusted EBITDA	$37,597	$5,569
Benefit for deferred income taxes	(2,388)	(1,761)
Interest and dividend income	1,992	1,723
Income tax benefit/(expense)	2,463	(1,597)
Gains/(losses) on derivative instruments	(162)	1,279
Change in fair value of derivative instruments	(1,789)	1,202
Changes in operating assets and liabilities, net	(33,873)	1,868
Other	-	(1)
Net cash provided by operating activities	$3,840	$8,282

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2018	2017
Revenue
Custom chemicals	$23,420	$21,952
Performance chemicals	5,661	4,405
Chemicals revenue	$29,081	$26,357
Biofuels revenue	26,666	27,754
Total Revenue	$55,747	$54,111

Segment gross profit
Chemicals	$7,556	$7,009
Biofuels	29,951	(879)
Total gross profit	37,507	6,130
Corporate expenses	(2,940)	(2,655)
Income before interest and taxes	34,567	3,475
Interest and other income	3,367	1,723
Interest and other expense	(43)	(205)
(Provision)/benefit for income taxes	2,463	(1,597)
Net income	$40,354	$3,396

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314) 854-8352

www.futurefuelcorporation.com